Exhibit 10.1

ECMOHO LIMITED

2021 OMNIBUS INCENTIVE PLAN

GENERAL

1.1Purpose

The purpose of the 2021 Omnibus Incentive Plan of ECMOHO Limited (the “Plan”) is to promote the success and enhance the value of ECMOHO Limited, a company formed under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the Directors, Employees and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

1.2Definitions of Certain Terms and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.2.1“Acquisition Awards” has the meaning set forth in Section 2.1.2.

1.2.2“ADS” means an American Depositary Share corresponding to, and issued in respect of, an ordinary share of the Company.

1.2.3“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

1.2.4“Award” means an award made pursuant to the Plan as described in Section 2.3 below.

1.2.5“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

1.2.6“Board” means the Board of Directors of the Company.

1.2.7“Cause” shall mean (a) with respect to a Participant employed pursuant to a written employment agreement which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (b) with respect to any other Participant, (i) performing an act or failing to perform any act in bad faith and to the detriment of the Company or any other Service Recipient; (ii) engaging in gross misconduct that causes financial or reputation harm to the Company, (iii) material breach of any agreement with the Company or any other Service Recipient; or (iii) conviction of, or plea of guilty or no contest to, a felony or any other crime involving dishonesty, breach of trust, or physical harm to any person that causes financial or reputational harm to the Company.

1.2.8“Change in Control” means, except in connection with any initial public offering of Shares, the occurrence of any of the following events after the completion of the initial public offering of the Company:

(a)during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(b)any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);

(c)the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”); or

(d)the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or

(e)the approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.

1.2.9“Code” means the Internal Revenue Code of 1986 of the United States, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.10“Committee” has the meaning described in Article 7.1.

1.2.11“Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

1.2.12“Date of Grant” means, with respect to an Award, the date that the Award is granted and its exercise price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.

1.2.13“Director” means a member of the Board or a member of the board of directors of any Subsidiary of the Company.

1.2.14“Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

1.2.15“Dividend Equivalent Right” means a right granted to a Participant pursuant to Section 4.6 of the Plan to a payment in cash or Shares equal to the dividends or other distribution that would have been received on Shares had the Shares been issued and outstanding on the dividend record date.

1.2.16“Effective Date” shall have the meaning set forth in Section 8.1.

1.2.17“Employee” means any person, including an officer or a Director, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

1.2.18 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.19“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b)If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such transaction, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

1.2.20“Group Entity” means any of the Company and Subsidiaries of the Company.

1.2.21“Option” means a right granted to a Participant pursuant to Section 4.1 of the Plan to purchase a specified number of Shares at a specified price during specified time periods.

1.2.22“Other Stock-Based Awards” has the meaning set forth in Section 4.5 of the Plan.

1.2.23“Participant” means a person who, as a Director, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

1.2.24“Parent” means a parent corporation under Section 424(e) of the Code.

1.2.25“Plan” means this 2021 Omnibus Incentive Plan of ECMOHO Limited, as it may be amended and/or restated from time to time.

1.2.26 “Restricted Share” means a Share awarded to a Participant pursuant to Section 4.3 that is subject to certain restrictions and may be subject to risk of forfeiture.

1.2.27“Restricted Share Unit” means the right granted to a Participant pursuant to Section 4.4 to receive a Share at a future date.

1.2.28“Restriction Period” means the period during which the transfer of Restricted Shares are subject to restrictions, which restrictions may be based on the passage of time, the achievement of certain performance objectives, or the occurrence of other events as determined by the Committee, in its discretion.

1.2.29“Securities Act” means the Securities Act of 1933 of the United States, as amended, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.30“Service Recipient” means any Group Entity to which a Participant provides services as an Employee, a Consultant or a Director.

1.2.31“Share” means an ordinary share of the Company or, to the extent applicable, a corresponding number of ADSs.

1.2.32“Stock Appreciation Right” means a right granted to a Participant pursuant to Section 4.2 of the Plan to a payment in cash or Shares equal to the appreciation in the Company’s stock over a specified time period.

1.2.33“Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned or controlled through contractual arrangements directly or indirectly by the Company.

SHARES SUBJECT TO THE PLAN

2.1Number of Shares

2.1.1Subject to the provisions of Article 6 and Section 2.1.2, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 14,471,750 Shares.

2.1.2To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by a Group Entity (“Acquisition Awards”) shall not be counted against Shares available for grant pursuant to the Plan.

2.1.3Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitation of Section 2.1.1. If any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitation of Section 2.1.1. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards will not be counted against the Shares available for issuance under the Plan.

2.2Shares Distributed

Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Committee, ADSs in an amount equivalent to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any

Award. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations of Section 2.1 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

2.3Types of Awards

Awards under the Plan will be in the form of any of the following, in each case in respect of Shares: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Shares, (d) Restricted Share Units, (e) Dividend Equivalent Rights and (f) Other Stock-Based Awards (including, without limitation, the grant or offer for sale of unrestricted Shares) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

ELIGIBILITY AND PARTICIPATION

3.1Eligibility

Persons eligible to participate in this Plan include Employees, Consultants, and Directors, as determined by the Committee.

3.2Participation

Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Except as provided in one or more written contracts between the Company and an individual, no individual shall have any right to be granted an Award pursuant to this Plan.

3.3Jurisdictions

In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides, is employed, operates or is incorporated. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 2.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

AWARDS UNDER THE PLAN

4.1Options

4.1.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants or Directors at any time and from time to time as determined by the Committee. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

4.1.2Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, the Committee may set an exercise per Share that is less than the Fair Market Value of the Shares on the Date of Grant, to the extent not prohibited by, or resulting in adverse tax or other consequences under, Applicable Law. No adjustment shall be made to the exercise price of Options if it will result in the exercise price falling below the then par value of the Shares.

4.1.3Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten (10) years from the Date of Grant, except as provided in Section 6.1. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

4.1.4Vesting and Exercise. Except as otherwise provided in an applicable Award Agreement, each Option may not be vested for one (1) year after the date on which the Option is granted, but thereafter will vest monthly over a three-year period.

4.1.5Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Chinese Renminbi, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after an initial public offering the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

4.1.6Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

4.1.7Expiration of Option. Options may not be exercised to any extent by anyone after the first to occur of the following events:

(a)ten (10) years from the Date of Grant, unless an earlier time is set in the Award Agreement;

(b)ninety (90) days after the Participant’s termination of employment and service for any reason other than Cause, death or Disability, except as otherwise set forth in an applicable Award Agreement or as determined by the Board in its sole discretion;

(c)upon the Participant’s termination of employment for Cause; and

(d)ninety (90) days after the date of the Participant’s termination of employment and service on account of Disability or death. Upon the Participant’s Disability or death, any Options exercisable as of the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

Any Options not exercised within the period of time required pursuant to the earliest to occur of the events described in (a) – (d) above shall terminate and the Shares covered by such Option shall revert to the Plan. In addition, except as otherwise provided in an Award Agreement, if, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall be forfeited by the Participant and shall immediately revert to the Plan.

4.2Stock Appreciation Rights

4.2.1Grant of Stock Appreciation Rights. Stock Appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee or the Board may determine.

4.2.2Exercise Price. The exercise price per Share with respect to each Stock Appreciation Right will be determined by the Committee but, except as otherwise permitted by Section 6.1 or in the case of an Acquisition Award, may never be less than the Fair Market Value of the Shares.

4.2.3Term. In no event will any Stock Appreciation Right be exercisable after the expiration of ten (10) years from the date on which the Stock Appreciation Right is granted.

4.2.4Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Except as otherwise provided in an applicable Award Agreement, each Stock Appreciation Right may not be exercised for one (1) year after the date on which the Stock Appreciation Right is granted (except in the case of termination of employment due to death, disability or retirement), but thereafter will vest monthly over a three-year period, unless otherwise provided in an applicable Award Agreement. To exercise a Stock Appreciation Right, the Participant must give written notice to the Company specifying the number of Stock Appreciation Rights to be exercised. Upon exercise of Stock Appreciation Rights, subject to any limitations in the applicable Award Agreement, shares or cash, in the Committee’s discretion, with a Fair Market Value or in an amount equal to (a) the excess of (i) the Fair Market Value of the Shares on the date of exercise over (ii) the exercise price of such Stock Appreciation Right multiplied by (b) the number of Stock Appreciation Rights exercised will be delivered to the Participant. Any person exercising a Stock Appreciation Right will make such representations and agreements and furnish such information as the Committee may, in its discretion, deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of any applicable legal requirements.

4.3Restricted Shares

4.3.1Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

4.3.2Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Restricted Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

4.3.3Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

4.3.4Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable Restriction Period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

4.3.5Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

4.3.6Removal of Restrictions. Except as otherwise provided in this Section 4.3, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the Restriction Period. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 4.3.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

4.4Restricted Share Units

4.4.1Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

4.4.2Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

4.4.3Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Except as otherwise provided in an applicable Award Agreement, each Restricted Share Unit may not be vested for one (1) year after the date on which the Restricted Share Unit is granted, but thereafter will vest monthly over a three-year period. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, in Shares or in a combination thereof.

4.4.4Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment and service during the applicable Restriction Period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award

Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

4.5Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee may determine (“Other Stock-Based Awards”). Such Awards may entail the transfer of actual Shares to Award recipients or may be settled in cash, and may include Awards designed to comply with or take advantage of the applicable local laws of certain jurisdictions.

4.6Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award, other than Options and Stock Appreciation Rights, a Dividend Equivalent Right entitling the Participant to receive amounts equal to all or any portion of the dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The grantee of a Dividend Equivalent Right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will, subject to Section 10.15, determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee may deem appropriate.

PROVISIONS APPLICABLE TO AWARDS

5.1Award Agreement

Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

5.2No Transferability; Limited Exception to Transfer Restrictions

5.2.1Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.2, by applicable law and by the Award Agreement, as the same may be amended:

(a)all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)Awards will be exercised only by the Participant; and

(c)amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

5.2.2Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.2.1 will not apply to:

(a)transfers to the Company or a Subsidiary;

(b)transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c)the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

(d)if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(e)subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee or may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 5.2.2 to the contrary, but subject to compliance with all Applicable Laws, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Cod applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.

5.3Beneficiaries

Notwithstanding Section 5.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, and there is a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award, the designation of such portion of the Participant’s interest exceeding 50% shall not be effective without the prior written consent of the Participant’s spouse, while the designation of such portion of the Participant’s interest of up to 50% shall remain effective. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

5.4Performance Objectives and Other Terms

The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of the Awards that will be granted or paid out to the Participants.

5.5Share Certificates

Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

5.6Paperless Administration

Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

5.7Foreign Currency

A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the People’s Republic of China, the exchange rate as selected by the Committee on the date of exercise.

CHANGES IN CAPITAL STRUCTURE

6.1Adjustments

In the event of any special dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (not including normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the price or value of a Share, the Committee shall consider whether there is any diminution or enlargement of the benefits intended to be made available under the Award, and then may in its sole discretion make such proportionate adjustments (if any) as it considers to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

6.2Change in Control

Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Change in Control, the Committee may, in its sole discretion, provide for one or more of the following: (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of such Award in cash based on the value of Shares on the date of the Change in Control plus reasonable interest on the Award through the date as determined by the Committee when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

6.3Outstanding Awards – Other Changes

In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 6, subject to Applicable Laws and the terms of the Plan, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

6.4No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

ADMINISTRATION

7.1Committee

The Plan shall be administered by the Board or Compensation Committee of the Board (the “Committee”) to whom the Board shall delegate the authority to grant or amend Awards to Participants other than any of the Committee members. Reference to the Committee shall refer to the Board in absence of the Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws, and with respect to Awards granted to the Committee members and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board

7.2Action by the Committee

A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Group Entity, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

7.3Authority of the Committee

Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

7.3.1designate Participants to receive Awards;

7.3.2determine the type or types of Awards to be granted to each Participant;

7.3.3determine the number of Awards to be granted and the number of Shares to which an Award will relate;

7.3.4designate an administrator to administer the Awards to Participants other than Committee members, including designating Participants to receive Awards, determining the type or types of Awards to be granted to each Participant, and determining the number of Awards to be granted and the number of Shares to which an Award will relate;

7.3.5determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

7.3.6determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

7.3.7prescribe the form of each Award Agreement, which need not be identical for each Participant;

7.3.8decide all other matters that must be determined in connection with an Award;

7.3.9determine the Fair Market Value, consistent with the terms of the Plan;

7.3.10establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

7.3.11interpret the terms of, and any matter arising pursuant to, the Plan, any Award Agreement and any Award granted thereunder;

7.3.12amend terms and conditions of Award Agreements; and

7.3.13make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan, including design and adopt from time to time new types of Awards that are in compliance with Applicable Laws.

7.4Decisions Binding

The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

EFFECTIVE AND EXPIRATION DATE

8.1Effective Date

The Plan shall become effective as of the date on which the Board adopts the Plan or as otherwise specified by the Board when adopting the Plan (the “Effective Date”).

8.2Expiration Date

The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

AMENDMENT, MODIFICATION, AND TERMINATION

9.1Amendment, Modification, And Termination

At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Company decides to follow home country practice, and (b) unless the Company decides to follow home country practice, shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 6 and Section 2.1.2), (ii) permits the Committee to extend the term of the Plan or the exercise period for an Option beyond ten years from the Date of Grant, or (iii) makes any other change that requires shareholder approval under Applicable Law.

9.2Awards Previously Granted

Except with respect to amendments made pursuant to Section 9.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

GENERAL PROVISIONS

10.1No Rights to Awards

No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

10.2No Shareholders Rights

Except as otherwise determined by the Committee at the time of the grant of an Award or thereafter, no Award gives the Participant any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

10.3Taxes

No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

10.4No Right to Employment or Services

Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

10.5Unfunded Status of Awards

The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the relevant Group Entity.

10.6Indemnification

To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.7Relationship to Other Benefits

No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Group Entity except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

10.8Expenses

The expenses of administering the Plan shall be borne by the Group Entities.

10.9Titles and Headings

The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

10.10Fractional Shares

No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

10.11Permitted Repricing; No Reloads

The Board may, in its sole discretion, reduce the exercise price of Options or Stock Appreciation Rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price). The Company will not grant any Options or Stock Appreciation Rights with automatic reload features.

10.12Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

10.13Government and Other Regulations

The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

10.14Governing Law

The Plan and all Award Agreements shall be construed in accordance with and governed by but not the choice of law rules of the Cayman Islands.

10.15Section 409A

It is the intent of the Company that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

10.16Appendices

The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitation contained in Section 2.1 of the Plan without the approval of the Board and shareholder approval to the extent required by Applicable Laws.